EXHIBIT 3.2

BY - LAWS
OF
HYUNDAI ABS FUNDING CORPORATION
(a Delaware Corporation)

ARTICLE I

Offices

SECTION 1.01         Registered Office. The registered office of the corporation, shall be in the City of Dover, County of Kent, State of Delaware until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

SECTION 1.02         Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

ARTICLE II

Meetings of Stockholders

SECTION 2.01         Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

SECTION 2.02         Annual Meeting. The board of directors may fix the date and time of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2.03         Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the president, or at the request, in writing, of any member of the Board. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04         Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. Notice of a stockholders’ meeting shall be given personally, or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or as given by the stockholder to the corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the corporation is located. Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States Postal Service mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or delivered to a common carrier for transmission, or actually transmitted by the person giving notice by electronic means, to the recipient.

SECTION 2.05         Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 2.06         Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until (i) notice thereof has been given to the secretary of the corporation, (ii) a subsequent proxy is executed and presented at the meeting or (iii) by attendance at the meeting by and voting in person by the person executing the proxy.

SECTION 2.07         Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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SECTION 2.08         Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

Board of Directors

SECTION 3.01         Powers. The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors.

SECTION 3.02         Number and Term of Office. The board of directors shall consist of such number of directors, not less than one nor more than seven, as may be determined from time to time by resolution of the board of directors. The first board of directors shall consist of three (3) directors. Each director shall serve until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

SECTION 3.03         Independent Director(s). The corporation shall at all times (except as noted hereafter in the event of death, incapacity, resignation or removal) have at least one director (an “Independent Director”) whom is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of the corporation, Hyundai Motor Company, Hyundai Motor Finance Company or any subsidiary or affiliate of any thereof (collectively, the “Parent Group”). In the event of the death, incapacity, resignation or removal of any Independent Director, the board of directors shall promptly appoint a replacement Independent Director.

SECTION 3.04         Actions Prohibited Absent Consent of the Independent Director. Notwithstanding any other provision of these by-laws and any provision of law, the corporation shall not do any of the following:

(a)          engage in any business or activity other than as set forth in the certificate of incorporation; or

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(b)          without the affirmative vote of all of the members of the board of directors (which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Director who must be present to constitute a quorum therefor), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the corporation, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) consent to the appointment of a receiver, trustee, liquidator, sequestrator or assignee or other similar official for the corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing to the inability of the corporation to pay its debts generally as they become due, (vii) merge or consolidate with any other entity, or otherwise acquire substantially all of the assets of any other entity, or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph.

When voting on whether the corporation will take any action described in paragraph (b) above, each director shall owe its primary fiduciary duty or other obligation to the corporation (including, without limitation, the corporation’s creditors) and not the stockholders of the corporation (except as may specifically be required by the Delaware General Corporation Law and common law fiduciary duties of directors). The board of directors will not vote on or consent to any matters (whether or not described in clause (b) above) unless the board of directors has the requisite number of Independent Directors then acting (except that the board of directors may act to replace an Independent Director as described in Section 3.03 above).

SECTION 3.05         Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

SECTION 3.06         Place of Meeting. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.07         Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

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SECTION 3.08         Special Meetings. Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting.

SECTION 3.09         Quorum, Manner of Acting and Adjournment. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the :certificate of incorporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 3.10         Participation in Meetings by Conference Telephone. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 3.11         Committees. The board of directors may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the board except with respect to:

(a)          The approval of any action for which the DGCL also requires stockholders’ approval or approval of the outstanding shares;

(b)          The filling of vacancies in the board or on any committee;

(c)          The fixing of compensation of the directors for serving on the board or on any committee;

(d)          The amendment or repeal of by-laws or the adoption of new by-laws;

(e)          The amendment or repeal of any resolution of the board which by its express term is not so amendable or repealable;

(f)          A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the board;

(g)          The appointment of other committees of the board or the members thereof; or

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(h)          Any action for which the certificate of incorporation or these by-laws requires the affirmative vote of all of the members of the board of directors, which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Director(s) who must be present to constitute a quorum therefor).

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or such other name as the board shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the board. Minutes shall be kept of each meeting of each committee.

SECTION 3.12         Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

SECTION 3.13         Interest of Directors in Contracts. If the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contract or transaction shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation, provided that such contract or transaction is entered into in good faith in the usual course of business. Notwithstanding the foregoing, the corporation shall not engage in an transaction with any director, indirect parent corporation or any affiliate of a parent corporation except (i) on terms and conditions comparable to transactions on an arms’-length basis with unaffiliated persons and (ii) with the approval of the board of directors including at least one Independent Director. This Section 3.13 shall not be amended without the approval of all incumbent Independent Directors.

ARTICLE IV

Officers

SECTION 4.01         Number, Qualifications and Designation. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 4.02 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation.

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SECTION 4.02         Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

SECTION 4.03         The President. The president shall be the chief operating officer of the corporation and, subject to the control of the board of directors, shall have general charge and control of its operations and shall have all powers and shall perform all duties to the office of president. He shall preside at all meetings of the stockholders and at all meetings of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these by-laws or by the board of directors.

SECTION 4.04         The Vice President(s). The vice president(s) shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the board of directors or the president.

SECTION 4.05         The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the president.

SECTION 4.06         The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the president.

ARTICLE V

Certificates of Stock, Transfer, Etc.

SECTION 5.01         Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

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SECTION 5.02         Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5.03         Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

SECTION 5.04         Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 5.05         Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 5.06         Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VI

Limitation of Liability

SECTION 6.01         Applicability. The provisions of this Article Six shall apply with respect to liability on the part of a director, officer, employee or agent of the Corporation (collectively, “Corporate Persons”) for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate Person.

SECTION 6.02         Standards of Conduct. No Corporate Person shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the corporation, or (2) such Corporate Person’s breach of or failure to act in accordance with the such standards of conduct did not constitute willful misconduct or recklessness.

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SECTION 6.03         Reliance. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the corporation’s records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person’s professional or expert competence, (C) a committee of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee merits confidence, or (D) the board, if such Corporate Person is not a director and reasonably believes that the board merits confidence.

ARTICLE VII

General Provisions

SECTION 7.01         Annual Statements. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 7.02         Contracts. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. In the absence of general or specific authorization by the board of directors, contracts and instruments may be executed and delivered by the president or any vice president.

SECTION 7.03         Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

SECTION 7.04         Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.05         Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

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SECTION 7.06         Corporate Records. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

SECTION 7.07         Amendment of By-Laws. These by-laws maybe altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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